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                                                                EXHIBIT 10(b)

                                 EMPLOYMENT AGREEMENT


    THIS AGREEMENT is made and entered into effective the 1st day of July, 1996 by and among Gateway Energy Corporation, a Delaware corporation, ("Company") and Donald L. Anderson ("Employee").


                                      WITNESSETH

    WHEREAS, the Company and Pipeline Capital, Inc., and each of its stockholders, ("PCI") have entered into a Settlement and Purchase Agreement dated May 6, 1996 to settle and resolve all differences between them; and

    WHEREAS, the Settlement and Purchase Agreement contemplates that Employee will be employed by the Company on the terms hereinafter set forth.

    NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1. EMPLOYMENT. Company and Employee agree that Employee's employment with Company shall be governed by the terms and conditions of this Agreement. During the term of this Agreement, Employee shall serve as Vice-President - Shareholder Relations. Employee shall perform such duties and exercise such powers pertaining to his office as may be determined from time to time by the President or Chief Executive Officer of the Company, provided such duties and powers shall be consistent with those normally expected of persons holding similar positions. Employee's duties are subject to reasonable modifications based on future developments in the Company's business.

    2. TERM. The term of employment of Employee by Company under this Agreement shall be from the effective date of this Agreement until July 1, 2000, unless otherwise terminated pursuant to Section 7 below.

    3. COMPENSATION. In return for his services to the Company pursuant to this Agreement, Employee shall receive compensation equal to $6,000 per month for the term of this Agreement. Company shall deduct and withhold from all compensation payable hereunder withholding and other applicable taxes in the manner provided by law.

    4. EXTENT OF SERVICES. Employee shall devote his entire time, attention and best efforts to the business of the Company. During the term of this Agreement, Employee shall not enter into employment with any other person or engage in any other business activity without the prior written consent of the Board of Directors of the Company.

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    5.   WORKING FACILITY.  Employee will perform his services hereunder in
Palm Desert, California unless otherwise agreed by both parties to this Agreement.

    6. BENEFITS. Employee shall be entitled to participate on substantially the same terms as the other management level employees of the Company in group insurance, retirement plans and other benefit programs established by the Company in accordance with the personnel policies and benefit programs as established by the Company from time to time during the term of Employee's employment. Employee's participation under any group insurance programs, retirement plans or other benefit programs shall be subject to the applicable terms and conditions of the same. This paragraph shall not be construed as a commitment on the part of the Company to establish, maintain or continue any such plans or programs.

    7. TERMINATION OF EMPLOYMENT. The employment of Employee by the Company shall terminate upon the occurrence of any of the following events:

    a. Employee's employment shall terminate automatically on the death of Employee.

    b. Employee's employment shall terminate upon the disability of Employee. "Disability" shall mean a physical or mental condition of Employee resulting form bodily injury, disease or mental disorder which renders him incapable of continuing his usual and customary employment with the Company for the foreseeable future. Disability shall be determined by a majority vote of a panel of three (3) licensed physicians with one chosen by the Company, one chosen by the Employee, and one chosen by the other two physicians. Said Disability shall be deemed effective immediately upon the rendering of said majority vote.

    c. Employee's employment shall terminate upon the occurrence of the sale of all or substantially all of the assets of the Company; the merger of the Company with another company, a majority or more of the stock of which after the merger is not owned by the then current stockholders of the Company; or the sale or transfer by the then current stockholders of the Company of more than a majority of the common stock of the Company owned by them to a third party.

    d. Company may terminate Employee's employment immediately for "good cause" which shall be limited to the following circumstances:

         (i) the willful and continued failure by the Employee to substantially perform the duties required under this Agreement (other than any failure resulting from an illness or other similar incapacity or Disability) for a period of thirty (30) days after written demand for performance is delivered to Employee on behalf of the Board of Directors of the Company which specifically identifies the manner in which it is alleged that the Employee has not substantially performed his duties;


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         (ii)      the engaging by the Employee of misappropriation of funds, properties or assets of the Company, sexual harassment of employees of the Company, chronic alcoholism or drug addiction, slander or liable concerning the Company, or a material tort relating to his office or employment with the Company which has a material or adverse effect on the Company;

         (iii)     Employee's conviction of a crime constituting a felony; or

         (iv) if Employee acts in bad faith or with negligence or willful disregard to his duties or contrary to established employment policies of the Company or if Employee commits an act or acts of fraud.

    8.   PAYMENTS ON TERMINATION.

    a.   Upon termination of Employee's employment pursuant to Section 7(a),
         (b) or (c), the Company shall pay to Employee, or if the termination is as a result of the death of the Employee to his personal representative, termination pay as follows:

         (i) Employee shall receive compensation equal to all remaining salary due to the Employee under the terms of this Agreement, reduced to present value, at a discount rate equal to 8%;

         (ii) Employee shall receive any bonuses declared by the Board of Directors with respect to Employee's services prior to the effective date of termination, but unpaid as of such date;

         (iii) Employee shall receive any incentive compensation, deferred compensation or similar payments to which Employee is entitled under the terms of any plan, arrangement or policy established by the Company and relating to such compensation.

    b. Upon termination of Employee's employment pursuant to Section 7(d), the Company shall pay to Employee termination pay as follows:

         (i) Employee shall receive compensation equal to the pro rata portion of his monthly salary due to Employee on the date of termination;

         (ii) Employee shall receive any bonuses declared by the Board of Directors with respect to Employee's services prior to the effective date of termination, but unpaid as of such date;


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         (iii)     Employee shall receive any incentive compensation, deferred compensation or similar payments to which Employee is entitled under the terms of any plan, arrangement or policy established by the Company and relating to such compensation.

    The payments under Section 8 shall be paid by the Company within thirty
(30) days of the effective date of termination of employment. Any payments due under subparagraph a(iii) or b(iii) above, shall be paid in the manner and in accordance with the terms of any such plan, arrangement or policy.

    9. APPLICABLE LAW. The validity and construction of this Agreement or any of its provisions shall be governed by and determined in accordance with the laws of the State of Nebraska.

    10. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them relating to the Employee's employment. No modification or addition hereto or waiver or cancellation of any provision herein shall be valid except by a writing signed by the party to be charged therewith.

    11. NON-WAIVER. No delay or failure by either party to exercise any right under this Agreement and no partial or single exercise or waiver of that right shall constitute a waiver of that or any other or future right.

    12. NOTICES. Any notices to be delivered under this Agreement shall be given in writing and delivered, personally, via telefax or similar electronic transmission, or by certified mail, postage prepaid, addressed to the Company or to the Employee at their last known address. Any such notice shall be deemed given when actually received by the party to whom the same is directed.

    13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and there heirs, personal representatives, successors and assigns; provided, however, in no event may Employee assign any of his duties or obligations under this Agreement.

    14. HEADINGS. The headings herein are inserted only as a matter of convenience and reference and in no way define, limit, or describe the scope of this Agreement or the intent of any of the provisions hereof.


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    IN WITNESS WHEREOF, the parties have duly executed this Agreement on
May 6, 1996, to be effective July 1, 1996.


                                       GATEWAY ENERGY CORPORATION, a
                                       Delaware Corporation


                                       By:
                                          ------------------------------------
                                          Its
                                              --------------------------------


                                       ---------------------------------------
                                       Donald L. Anderson


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